EXHIBIT 99.1

Table of Contents

Earnings Release and Table Listing

  Earnings Release Narrative
  Consolidated Balance Sheets
  Consolidated Statements of Income
  Selected Financial Data
    Net income by business segment
    Selected financial ratios
    Asset and liability activity
    Capital ratios (Bank only)
    Book value per share
    Number of branches including in-store locations
    Average balance sheet data
    Loan and deposit related fees
    Loan servicing income (loss), net
    Net gains (losses) on sales of loans and mortgage-backed securities
    Mortgage servicing rights activity
    Mortgage loans serviced for others
    Loans held for investment
    Loans held for sale, net
    Non-performing assets
    Delinquent loans

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Thomas E. Prince Chief Operating Officer Chief Financial Officer (949) 509-4440

DOWNEY ANNOUNCES RECORD QUARTERLY EARNINGS

          Newport Beach, California - April 18, 2005 - Downey Financial Corp. (NYSE: DSL) reported that net income for the first quarter of 2005 totaled a record $51.7 million or $1.86 per share on a diluted basis, up from $8.9 million or $0.32 per share in the year-ago first quarter.

          The increase in net income between first quarters reflected:

  A $29.2 million increase from gains on sales of loans due to both a higher volume of sales and a higher gain per dollar of loan sold;
  A $24.7 million or 35.7% increase in net interest income primarily reflecting higher interest-earning asset levels;
  A $15.7 million improvement in loan servicing activities due primarily to a positive change in the valuation allowance associated with mortgage servicing rights;
  A $7.1 million increase in loan and deposit related fees primarily reflecting higher loan prepayment fees; and
  A $1.7 million increase in income from real estate investment activities primarily due to higher gains from sales.

Those favorable items were partially offset by:

  A $3.1 million or 5.6% increase in general and administrative expense; and
  A $2.1 million decline in gains from sales of investment securities, as the year-ago quarter included a gain associated with a partial economic hedge against the value of mortgage servicing rights.

          Daniel D. Rosenthal, President and Chief Executive Officer, commented, "We are very pleased with our first quarter results. Our earnings benefited from strong secondary marketing activities, growth in net interest income and improved operating efficiency. As we finished the first quarter, we essentially completed the replacement of the approximate $1 billion of lower yielding single family loans sold in the fourth quarter of last year with higher yielding adjustable rate mortgages. Therefore, we expect our asset growth for the remainder of the year to be more in line with the growth in our retained earnings."

Net Interest Income

          Net interest income totaled $94.1 million in the first quarter of 2005, up $24.7 million or 35.7% from a year ago. The increase primarily reflected an increase of 37.7% in average interest-earning assets to $15.822 billion in the current quarter. The effective interest rate spread averaged 2.38% in the current quarter, down from 2.42% a year ago, but up from 2.35% in the fourth quarter of 2004.

Page 1

Provision for Loan Losses

          During the current quarter, provision for loan losses totaled $2.0 million, up $0.2 million from the year-ago first quarter. At quarter end, the allowance for loan losses was $37 million, compared to $35 million at year-end 2004 and $32 million at March 31, 2004. Net charge-offs were $0.1 million or less in both first quarter periods.

Other Income

          Other income totaled $55.7 million in the first quarter of 2005, up $52.8 million from a year ago. Contributing to the increase between first quarters was:

  A $29.2 million increase in net gains from sales of loans and mortgage-backed securities. Net gains in the current quarter totaled $30.6 million, including a $2.9 million gain due to the SFAS 133 impact of valuing derivatives associated with the sale of loans. Excluding the impact of SFAS 133, a gain equal to 1.36% on secondary market sales of $2.030 billion was realized, compared to the year-ago gain of 0.69% on secondary market sales of $679 million.
  A $15.7 million improvement in loan servicing activities. Income of $1.5 million was recognized in the current quarter compared to a loss of $14.2 million a year ago. The current quarter result included a $1.2 million recapture from the valuation allowance for mortgage servicing rights, whereas the year-ago quarter included a provision of $12.9 million. At March 31, 2005, mortgage servicing rights, net of a $1 million valuation allowance, totaled $20 million or 0.89% of the $2.207 billion of associated loans serviced for others (this excludes the $5.808 billion of loans sub-serviced for others on a fixed fee basis per loan).
  A $7.1 million increase in loan and deposit related fees due primarily to an increase of $6.5 million in loan prepayment fees. Deposit related fees were up $0.7 million or 10.6%.
  A $1.7 million increase in income from real estate held for investment due primarily to higher gains from sales.

Those items were partially offset by a $2.1 million decline in gains from the sale of securities, as the year-ago quarter included a gain from the sale of securities purchased as a partial economic hedge against the valuation of mortgage servicing rights.

Operating Expense

          Operating expense totaled $58.2 million in the current quarter, up $3.2 million from a year ago due to a 5.6% increase in general and administrative expense. The increase was primarily in salaries and related costs, up $3.6 million or 10.1%.

Assets, Loan Originations and Deposits

          At March 31, 2005, assets totaled $16.893 billion, up 24.9% from a year ago and up $1.245 billion or 8.0% from year-end 2004. During the current quarter, portfolio originations exceeded loan payoffs, resulting in an increase of $1.049 billion in loans held for investment. In addition, loans held for sale were $137 million higher, while securities available for sale increased $15 million.

Page 2

          Loan originations (including purchases) totaled $4.250 billion in the current quarter, up 44% from $2.956 billion a year ago. Loans originated for sale increased $1.254 billion to $2.181 billion, while single family loans originated for portfolio increased by $13 million to $1.916 billion. Of the current quarter total originated for portfolio, $173 million represented subprime credits. At quarter end, the subprime portfolio totaled $1.3 billion, with an average loan-to-value ratio at origination of 71% and, of the total, 96% represented "Alt. A and A-" credits. In addition to single family loans, $152 million of other loans were originated in the current quarter.

          Deposits totaled $10.309 billion at quarter end, up 16.9% from the year-ago level and $651 million or 6.7% since the end of 2004. During the quarter, two in-store branches were closed due to the sale of the grocery stores in which they were located. The associated deposits have been temporarily transferred to another branch pending the opening of a replacement location expected in the second quarter. In addition, during the quarter, one new in-store and one new traditional branch were opened. This leaves the total number of branches unchanged at 169, of which 165 are in California and four are in Arizona. At quarter end, the average deposit size of our 77 traditional branches was $108 million, while the average deposit size of our 92 in-store branches was $22 million.

Non-Performing Assets

          Non-performing assets declined $5 million during the quarter to $29 million or 0.17% of total assets, compared to 0.22% at year-end 2004.

Regulatory Capital Ratios

          At March 31, 2005, Downey Financial Corp.’s primary subsidiary, Downey Savings and Loan Association, F.A., had core and tangible capital ratios of 6.84% and a risk-based capital ratio of 13.22%. These capital levels were well above the "well capitalized" standards of 5% and 10%, respectively, as defined by regulation.

          Certain statements in this release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements do not relate strictly to historical information or current facts. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Downey’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Downey conducts its operations, fluctuations in interest rates, credit quality and government regulation. Downey does not update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

          For further information contact: Thomas E. Prince, Chief Operating Officer and Chief Financial Officer at (949)509-4440.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	March 31,
(Dollars in Thousands, Except Per Share Data)	2005	2004	2004

Assets
Cash	$133,621	$119,502	$115,905
Federal funds	10,003	-	2,300

Cash and cash equivalents	143,624	119,502	118,205
U.S. Treasury securities, agency obligations and other investment
securities available for sale, at fair value	511,703	497,009	872,103
Loans held for sale, at lower of cost or fair value	1,255,104	1,118,475	529,085
Mortgage-backed securities available for sale, at fair value	296	304	327
Loans receivable held for investment	14,473,108	13,423,999	11,064,686
Investments in real estate and joint ventures	56,964	55,411	35,768
Real estate acquired in settlement of loans	2,783	2,555	5,189
Premises and equipment	105,596	106,238	108,372
Federal Home Loan Bank stock, at cost	243,613	243,613	124,277
Investment in Downey Financial Capital Trust I	-	-	3,711
Mortgage servicing rights, net	19,610	17,964	69,721
Other assets	80,936	63,738	593,685

	$16,893,337	$15,648,808	$13,525,129

Liabilities and Stockholders’ Equity
Deposits	$10,309,077	$9,657,978	$8,817,173
Securities sold under agreements to repurchase	-	-	507,027
Federal Home Loan Bank advances	5,093,874	4,559,622	2,424,230
Real estate notes	-	-	4,144
Senior notes	197,964	197,924	-
Junior subordinated debentures	-	-	123,711
Accounts payable and accrued liabilities	117,008	108,217	604,757
Deferred income taxes	121,078	117,416	119,530

Total liabilities	15,839,001	14,641,157	12,600,572

Stockholders’ equity:
Preferred stock, par value of $0.01 per share; authorized 5,000,000 shares;
outstanding none	-	-	-
Common stock, par value of $0.01 per share; authorized 50,000,000 shares;
issued 28,235,022 shares at March 31, 2005, December 31, 2004 and
March 31, 2004; outstanding 27,853,783 shares at both March 31, 2005
and December 31, 2004 and 27,953,747 at March 31, 2004	282	282	282
Additional paid-in capital	93,792	93,792	93,792
Accumulated other comprehensive income (loss)	(1,951)	318	1,753
Retained earnings	979,005	930,051	839,898
Treasury stock, at cost, 381,239 shares at both March 31, 2005 and
December 31, 2004 and 281,275 at March 31, 2004	(16,792)	(16,792)	(11,168)

Total stockholders’ equity	1,054,336	1,007,651	924,557

	$16,893,337	$15,648,808	$13,525,129

Page 4

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,

(Dollars in Thousands, Except Per Share Data)	2005	2004

Interest income
Loans receivable	$173,007	$115,530
U.S. Treasury securities and agency obligations	4,838	4,064
Mortgage-backed securities	3	3
Other investments	2,538	1,198

Total interest income	180,386	120,795

Interest expense
Deposits	49,023	32,600
Federal Home Loan Bank advances and other borrowings	33,980	15,705
Senior notes	3,295	-
Junior subordinated debentures	-	3,134

Total interest expense	86,298	51,439

Net interest income	94,088	69,356
Provision for loan losses	2,038	1,804

Net interest income after provision for loan losses	92,050	67,552

Other income, net
Loan and deposit related fees	19,507	12,456
Real estate and joint ventures held for investment, net	2,580	926
Secondary marketing activities:
Loan servicing income (loss), net	1,484	(14,245)
Net gains on sales of loans and mortgage-backed securities	30,615	1,372
Net gains on sales of mortgage servicing rights	981	-
Net gains on sales of investment securities	27	2,112
Other	520	332

Total other income, net	55,714	2,953

Operating expense
Salaries and related costs	39,155	35,569
Premises and equipment costs	8,000	8,208
Advertising expense	1,350	1,708
SAIF insurance premiums and regulatory assessments	927	757
Professional fees	336	368
Other general and administrative expense	8,392	8,482

Total general and administrative expense	58,160	55,092
Net operation of real estate acquired in settlement of loans	64	(72)

Total operating expense	58,224	55,020

Income before income taxes	89,540	15,485
Income taxes	37,801	6,573

Net income	$51,739	$8,912

PER SHARE INFORMATION
Basic	$1.86	$0.32

Diluted	$1.86	$0.32

Cash dividends declared and paid	$0.10	$0.10

Weighted average diluted shares outstanding	27,881,839	27,980,542

Page 5

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA

	Three Months Ended
	March 31,

(Dollars in Thousands)	2005	2004

Net income by business segment
Banking	$50,210	$8,387
Real estate investment	1,529	525

Total net income	$51,739	$8,912

Selected financial ratios
Effective interest rate spread	2.38%	2.42%
Efficiency ratio (a)	39.50	77.18
Return on average assets	1.28	0.30
Return on average equity	20.09	3.88

Asset and liability activity
Loans for investment portfolio:
Originations: (b)
Residential one-to-four units	$1,743,007	$1,730,470
Residential one-to-four units – subprime	173,324	172,545
All other	152,084	125,391
Repayments	(1,043,649)	(1,064,293)

Loans originated for sale portfolio (b)	2,181,392	927,777

Loans and mortgage-backed securities sold	(2,029,787)	(678,746)

Increase in loans (including mortgage-backed securities)	1,185,730	1,197,588

Increase in assets	1,244,529	1,879,149

Increase in deposits	651,099	523,415

Increase in borrowings	534,292	806,090

Earnings Release and Table Listing

	March 31,	December 31,	March 31,
	2005	2004	2004

Capital ratios (Bank only)
Tangible and core	6.84%	7.09%	6.90%
Risk-based	13.22	13.71	13.36

Book value per share	$37.85	$36.18	$33.07

Number of branches including in-store locations	169	169	171

(a) The amount of general and administrative expense expressed as a percentage of net interest income plus other income, excluding income associated with real estate held for investment.
(b) Includes loans purchased.
Page 6

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended

	March 31, 2005			December 31, 2004			March 31, 2004

			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
(Dollars in Thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Average balance sheet data
Interest-earning assets:
Loans	$15,081,234	$173,007	4.59%	$14,567,425	$159,837	4.39%	$10,825,710	$115,530	4.27%
Mortgage-backed securities	301	3	3.99	312	3	3.85	331	3	3.63
Investment securities (a)	740,503	7,376	4.04	747,709	6,632	3.53	660,750	5,262	3.20

Total interest-earning assets	15,822,038	180,386	4.56	15,315,446	166,472	4.35	11,486,791	120,795	4.21
Non-interest-earning assets	384,519			399,435			406,088

Total assets	$16,206,557			$15,714,881			$11,892,879

Transaction accounts:
Non-interest-bearing checking	$613,945	$-	-%	$569,859	$-	-%	$445,618	$-	-%
Interest-bearing checking (b)	532,416	476	0.36	538,127	499	0.37	519,572	459	0.36
Money market	158,491	410	1.05	154,755	409	1.05	140,055	364	1.05
Regular passbook	2,635,858	7,166	1.10	3,044,570	8,256	1.08	3,917,514	10,863	1.12

Total transaction accounts	3,940,710	8,052	0.83	4,307,311	9,164	0.85	5,022,759	11,686	0.94
Certificates of deposit	6,016,710	40,971	2.76	5,368,624	35,117	2.60	3,460,434	20,914	2.43

Total deposits	9,957,420	49,023	2.00	9,675,935	44,281	1.82	8,483,193	32,600	1.55
FHLB advances and other borrowings (c)	4,791,811	33,980	2.88	4,595,267	28,913	2.50	2,206,909	15,705	2.86
Senior notes and junior subordinated
debentures (d)	197,949	3,295	6.66	197,909	3,295	6.66	123,711	3,134	10.13

Total deposits and borrowings	14,947,180	86,298	2.34	14,469,111	76,489	2.10	10,813,813	51,439	1.91
Other liabilities	229,195			260,351			159,349
Stockholders’ equity	1,030,182			985,419			919,717

Total liabilities and stockholders’ equity	$16,206,557			$15,714,881			$11,892,879

Net interest income/interest rate spread		$94,088	2.22%		$89,983	2.25%		$69,356	2.30%
Excess of interest-earning assets over
deposits and borrowings	$874,858			$846,335			$672,978
Effective interest rate spread			2.38			2.35			2.42

(a) Yields for securities available for sale are calculated using historical cost balances and do not give effect to changes in fair value that are reflected as a component of stockholders’ equity.
(b) Included amounts swept into money market deposit accounts.
(c) Starting in the first quarter of 2004, the impact of swap contracts was included, with notional amounts totaling $430 million of receive-fixed, pay-3-month LIBOR variable interest, which contracts serve as a permitted hedge against a portion of our FHLB advances.
(d) In June 2004, we issued $200 million of 6.5% 10-year senior notes. In July 2004, we redeemed our junior subordinated debentures before their maturity.
Page 7

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended

	March 31,	December 31,	March 31,
(Dollars in Thousands)	2005	2004	2004

Loan and deposit related fees
Loan related fees:
Prepayment fees	$10,255	$8,284	$3,799
Other fees	1,888	2,152	2,000
Deposit related fees:
Automated teller machine fees	2,581	2,387	2,243
Other fees	4,783	5,013	4,414

Total loan and deposit related fees	$19,507	$17,836	$12,456

Loan servicing income (loss), net
Net cash servicing fees	$1,627	$3,595	$5,704
Payoff and curtailment interest cost (a)	(194)	(968)	(1,527)
Amortization of mortgage servicing rights	(1,160)	(2,998)	(5,519)
(Provision for) reduction of impairment of mortgage servicing rights	1,211	(1,505)	(12,903)

Total loan servicing income (loss), net	$1,484	$(1,876)	$(14,245)

Net gains (losses) on sales of loans and mortgage-backed securities
Mortgage servicing rights	$1,609	$1,835	$5,968
All other components excluding SFAS 133	26,093	25,954	(1,314)
SFAS 133	2,913	(5,030)	(3,282)

Total net gains on sales of loans and mortgage-backed securities	$30,615	$22,759	$1,372

Secondary marketing gain excluding SFAS 133 as a
percentage of associated sales	1.36%	0.87%	0.69%

Mortgage servicing rights activity
Gross balance at beginning of period	$20,502	$99,127	$95,183
Additions	1,609	1,835	5,968
Amortization	(1,160)	(2,998)	(5,519)
Sales	(14)	(61,663)	-
Impairment write-down	(103)	(15,799)	(3,866)

Gross balance at end of period	20,834	20,502	91,766

Allowance balance at beginning of period	2,538	16,832	13,008
Provision for (reduction of) impairment	(1,211)	1,505	12,903
Impairment write-down	(103)	(15,799)	(3,866)

Allowance balance at end of period	1,224	2,538	22,045

Total mortgage servicing rights, net	$19,610	$17,964	$69,721

As a percentage of associated mortgage loans	0.89%	0.86%	0.76%
Estimated fair value (b)	$19,665	$17,968	$69,721
Weighted average expected life (in months)	54	53	49
Custodial account earnings rate	3.21%	2.69%	1.47%
Weighted average discount rate	9.13	9.03	8.98

Earnings Release and Table Listing

	March 31,	December 31,	March 31,
(Dollars in Thousands)	2005	2004	2004

Mortgage loans serviced for others
Total	$8,043,655	$6,672,984	$9,167,834
With capitalized mortgage servicing rights: (b)
Amount	2,207,403	2,100,452	9,126,444
Weighted average interest rate	5.57%	5.59%	5.73%
Total loans sub-serviced without mortgage servicing rights: (c)
Term – less than six months	$475,327	$610,263	$-
Term – indefinite	5,332,613	3,931,483	-

Custodial account balances	$157,624	$143,765	$359,146

(a) Represents the difference between the contractual obligation to pay interest to the investor for an entire month and the actual interest received when a loan prepays prior to the end of the month. This does not include the benefit of the use of repaid loan funds to increase net interest income.
(b) The estimated fair value may exceed book value for certain asset strata and excluded loans sold or securitized prior to 1996 and loans sub-serviced without capitalized mortgage servicing rights.
(c) Servicing is performed for a fixed fee per loan each month.
Page 8

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	March 31,	December 31,	March 31,
(Dollars in Thousands)	2005	2004	2004

Loans held for investment
Loans secured by real estate:
Residential one-to-four units	$12,443,601	$11,509,067	$9,619,830
Residential one-to-four units – subprime	1,289,204	1,254,452	1,022,072

Total residential one-to-four units	13,732,805	12,763,519	10,641,902
Residential five or more units	93,925	96,587	101,196
Commercial real estate	29,664	32,678	42,314
Construction	77,428	67,519	88,676
Land	59,470	25,569	1,587
Non-mortgage:
Commercial	4,766	4,997	5,150
Automobile	542	858	2,816
Other consumer	313,177	283,798	130,549

Total loans held for investment	14,311,777	13,275,525	11,014,190
Increase (decrease) for:
Undisbursed loan funds and net deferred costs and premiums	198,044	183,188	82,568
Allowance for losses	(36,713)	(34,714)	(32,072)

Total loans held for investment, net	$14,473,108	$13,423,999	$11,064,686

Loans held for sale, net
Residential one-to-four units	$1,256,507	$1,122,534	$526,311
Other consumer	-	-	1,420
Capitalized basis adjustment (a)	(1,403)	(4,059)	1,354

Total loans held for sale	$1,255,104	$1,118,475	$529,085

Non-performing assets
Non-accrual loans:
Residential one-to-four units	$16,835	$20,470	$31,037
Residential one-to-four units – subprime	8,798	10,696	16,846
Other	466	468	516

Total non-accrual loans	26,099	31,634	48,399
Real estate acquired in settlement of loans	2,783	2,555	5,189
Repossessed automobiles	-	-	7

Total non-performing assets	$28,882	$34,189	$53,595

Non-performing assets as a percentage of total assets	0.17%	0.22%	0.40%

Delinquent loans
30-59 days	$16,995	$17,255	$16,750
60-89 days	6,809	6,278	8,683
90+ days (b)	18,515	23,415	34,790

Total delinquent loans	$42,319	$46,948	$60,223

Delinquencies as a percentage of total loans	0.27%	0.33%	0.52%

(a) Reflected the change in fair value of the rate lock derivative from the date of commitment to the date of funding.
(b) All 90 day or greater delinquencies are on non-accrual status and reported as part of non-performing assets.

.Note: Certain prior period amounts have been reclassified to conform to the current presentation.
Page 9